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                                                                   EXHIBIT 21.1

MIDDLE BAY OIL COMPANY, INC.
List of Subsidiaries as of December 31, 19997

Shore Oil Company (incorporated in Texas)

Bison Energy Corporation (incorporated in Kansas)